AMC Networks Announces Any and All Exchange Offer and Consent Solicitation for its 10.25% Senior Secured Notes due 2029

New York, NY (February 23, 2026) – AMC Networks Inc. (the “Company” or “AMC Networks”) (Nasdaq: AMCX) today announced the commencement of an exchange offer (the “Exchange Offer”) to Eligible Holders (as defined below) to exchange any and all of its outstanding 10.25% Senior Secured Notes due 2029 (the “Old Notes”) for its newly-issued 10.50% Senior Secured Notes due 2032 (the “New Notes”), on the terms and subject to the conditions set forth in a Confidential Offering Memorandum and Consent Solicitation Statement, dated as of February 23, 2026 (the “Offering Memorandum”).
The following table sets forth the consideration offered in the Exchange Offer and Consent Solicitation:

			Total	Exchange
			Consideration (1)(2)(3)	Consideration (1)(2)
Title of Series of	CUSIP Number of	Aggregate Principal	New Notes	New Notes
Old Notes	Old Notes	Amount Outstanding	(Principal Amount)	(Principal Amount)
10.25% Senior Secured Notes due 2029	00164V AG8 (144A) / U02400 AB2 (REG S)	$875,000,000	$1,065	$1,015

(1) For each $1,000 principal amount of Old Notes that are validly tendered and accepted for exchange, subject to any rounding as described herein.
(2) The Total Consideration or Exchange Consideration, as applicable, will be reduced by an amount equal to the aggregate Net Interest Deduction (as defined below). No accrued interest will be paid on Old Notes that are tendered and accepted.
(3) The Total Consideration includes the early tender premium (the “Early Tender Premium”) of $50 principal amount of New Notes validly tendered at or prior to the Early Tender Time.
The Exchange Offer will expire at 5:00 p.m., New York City time, on March 23, 2026, unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Time”) by the Company. Eligible Holders (as defined below) that validly tender their Old Notes and deliver their consents prior to 5:00 p.m., New York City time, on March 6, 2026, unless extended (such date and time, as the same may be extended, the “Early Tender Time”), and do not validly withdraw their Old Notes or validly revoke their consents prior to 5:00 p.m., New York City time, on March 6, 2026 (the “Withdrawal Deadline”), will receive the “Total Consideration” set out in the applicable column in the table above, which includes the Early Tender Premium. Holders that validly tender their Old Notes and deliver their consents after the Early Tender Time and on or before the Expiration Time will receive the “Exchange Consideration” set out in the applicable column in the table above. Validly tendered Old Notes may not be withdrawn and consents may not be revoked after the Withdrawal Deadline, subject to limited exceptions.
The Company may elect, in its sole discretion, to settle any or all of the Exchange Offer for any or all of the applicable series of Old Notes and issue the New Notes with respect to such Old Notes validly tendered at or prior to the Early Tender Time (and not validly withdrawn) at any time after the Early Tender Time and at or prior to the Expiration Time (the “Early Settlement Date”), subject to certain limitations. Such Early Settlement Date will be determined at the Company’s option and, if elected, would be expected to occur on or after March 13, 2026, the fifth business day after the Early Tender Time, assuming the conditions to the Exchange Offer have either been satisfied or waived by the Company at or prior to the Expiration Time. The issuance of New Notes to Eligible Holders (as defined below) in exchange for Old Notes that are validly tendered and not validly withdrawn after the Early Tender Time and prior to the Expiration Time and accepted for exchange will be made on the date referred to as the “Final Settlement Date.” The Final Settlement Date is expected to occur on or about March 25, 2026, two business days following the Expiration Time, assuming the conditions to the Exchange Offer have either been satisfied or waived by the Company at or prior to the Expiration Time.
In addition, the aggregate Total Consideration or aggregate Exchange Consideration, as applicable, will be reduced by an amount equal to the result of (x) the aggregate amount of accrued and unpaid interest due on the New Notes to be issued to Eligible Holders from and including the last interest payment date for the Original 2032

Notes (as defined below) to but not including the applicable Settlement Date (the “New Notes Accrued Interest”) less (y) the aggregate amount of accrued and unpaid interest due on the Old Notes validly tendered and accepted by us from and including the last interest payment date for such Old Notes to but not including the applicable Settlement Date (the “Old Notes Accrued Interest” and the difference between the New Notes Accrued Interest and the Old Notes Accrued Interest, the “Net Interest Deduction”). No accrued interest will be paid on Old Notes that are tendered and accepted.
Concurrently with the Exchange Offer, the Company is soliciting consents (the “Consent Solicitation”) from Eligible Holders of the Old Notes with respect to amend the indenture governing the Old Notes (the “Old Notes Indenture”) to amend the covenant that limits restricted payments in order to permit buybacks, purchases, redemptions, retirements or other acquisitions of AMC Networks Inc.’s equity interests in an aggregate amount not to exceed $50,000,000 (the “Proposed Amendment”). The Proposed Amendment is intended to more closely align the types of permitted restricted payments to those in AMC Networks Inc.’s term loan credit agreement, as recently amended.
Holders of Old Notes may validly deliver their consents in the Consent Solicitation by tendering Old Notes, in which case the holders will be deemed to have delivered their consents (the “Exchange and Consent Option”) or by delivering their consents without tendering Old Notes (the “Consent Only Option”). Eligible Holders may not tender Old Notes without delivering their consents. Holders of Old Notes who validly deliver their Consents pursuant to the Consent Only Option will not receive any consideration for delivering such consent. The Company must receive the consents from holders of at least a majority in aggregate principal amount of the then outstanding Old Notes other than the Old Notes beneficially owned by the Company or its affiliates voting as a single class (the “Requisite Notes Consents”) to adopt the Proposed Amendment. Upon receipt of the Requisite Notes Consents, the Company and the guarantors of the Old Notes expect to execute a supplemental indenture to the Old Notes Indenture providing for the Proposed Amendment.
The Exchange Offer and Consent Solicitation, including the Company’s acceptance of validly tendered Old Notes and payment of the applicable consideration, is conditioned on the satisfaction or waiver of certain conditions, as described in the Offering Memorandum. The Company may terminate, withdraw, amend or extend the Exchange Offer and/or Consent Solicitation in its sole discretion, subject to certain exceptions.
Holders delivering their consent pursuant to the Consent Only Option must deliver (and not validly revoke) their consents by 5:00 p.m., New York City time, on March 6, 2026, unless extended (such date and time, as the same may be extended, the “Consent Only Deadline”). Consents delivered in accordance with the Consent Only Option may be validly revoked at any time at or prior to the time and date on which the Supplemental Indenture is executed (the “Consent Time”) and may not be validly revoked at any time after the Consent Time, even if the Consent Only Deadline is later than the Consent Time.
We expect that the New Notes will be a further issuance of, and will be in addition to, the 10.50% Senior Secured Notes due 2032 (the “Original 2032 Notes”) that we issued on July 3, 2025 in the aggregate principal amount of $400 million. The New Notes are expected to be fungible with the Original 2032 Notes and trade under the same CUSIP numbers as the Original 2032 Notes (except that New Notes issued pursuant to Regulation S will trade separately under a different CUSIP number until at least 40 days after the closing date and thereafter, subject to the terms of the Indenture and the applicable procedures of the depositary).
The New Notes will mature on July 15, 2032. The Company will pay interest at a rate of 10.50% per annum. Interest on the New Notes will accrue from January 15, 2026, the last interest payment date for the Original 2032 Notes and will be payable semi-annually in arrears on January 15 and July 15 of each year to the holders of record at the close of business on July 1 and January 1, whether or not a business day, prior to such interest payment date, provided that interest payable on the maturity date shall be payable to the person to whom principal shall be payable. The first interest payment date is July 15, 2026.
The Company’s obligations under the New Notes will be jointly and severally guaranteed, on a senior secured basis, by certain of the Company’s domestic subsidiaries that guarantee the Company’s credit facilities and other material debt, subject to customary exclusions (including certain insignificant subsidiaries, receivables subsidiaries and special-purpose producer subsidiaries).
The Exchange Offer is being made, and the New Notes are being offered and issued, only to holders of Old Notes who are reasonably believed to be (i) “qualified institutional buyers” as defined in Rule 144A under the Securities

Act of 1933, as amended (the “Securities Act”) or (ii) not U.S. persons (as defined in Regulation S under the Securities Act) or purchasing for the account or benefit of U.S. persons, other than a distributor, and are purchasing the New Notes in an offshore transaction in accordance with Regulation S. The holders of Old Notes who are eligible to participate in the Exchange Offer pursuant to the foregoing conditions are referred to as “Eligible Holders.” Only Eligible Holders are authorized to receive or review the Offering Memorandum or to participate in the Exchange Offer and Consent Solicitation.
J.P. Morgan Securities LLC will act as lead dealer manager and solicitation agent and Citigroup Global Markets Inc., Fifth Third Securities, Inc., Morgan Stanley & Co. LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc. will act as co-dealer managers and solicitation agents.
The Offering Memorandum will be distributed only to holders of Old Notes that complete and return a letter of eligibility confirming that they are Eligible Holders. Copies of the eligibility letter are available to holders through the information and exchange agent for the Exchange Offer and Consent Solicitation, D.F. King & Co. Inc., at (800) 967-7510 (U.S. toll-free) or (646) 989-1649 (Banks and Brokers) or amcx@dfking.com.
The Exchange Offer and Consent Solicitation is made only by, and pursuant to the terms of, the Offering Memorandum, and the information in this news release is qualified by reference thereto.

This press release shall not constitute an offer to sell or the solicitation of an offer to exchange or purchase the New Notes, nor shall there be any offer or exchange of New Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. In addition, this press release is neither an offer to exchange or purchase nor a solicitation of an offer to sell any Old Notes in the Exchange Offer or a solicitation of consents to the Proposed Amendment, and this press release does not constitute a notice of redemption with respect to any securities.
The New Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Accordingly, the New Notes are being offered for exchange only to persons reasonably believed to be (i) “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or (ii) not U.S. persons (as defined in Regulation S under the Securities Act) or purchasing for the account or benefit of U.S. persons, other than a distributor, and are purchasing the New Notes in an offshore transaction in accordance with Regulation S.

About AMC Networks

AMC Networks (Nasdaq: AMCX) is home to many of the greatest stories and characters in TV and film and the premier destination for passionate and engaged fan communities around the world. The Company creates and curates celebrated series and films across distinct brands and makes them available to audiences everywhere. Its portfolio includes targeted streaming services AMC+, Acorn TV, Shudder, Sundance Now, ALLBLK, HIDIVE and All Reality; cable networks AMC, BBC AMERICA (which includes U.S. distribution and sales responsibilities for BBC News), IFC, SundanceTV and We TV; and film distribution labels Independent Film Company and RLJE Films. The Company also operates AMC Studios, its in-house studio, production and distribution operation behind acclaimed and fan-favorite original franchises including The Walking Dead Universe and the Anne Rice Immortal Universe; and AMC Networks International, its international programming business.

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the timing, terms and completion of the Exchange Offer and Consent Solicitation. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Contact

Investor Relations	Corporate Communications
Nicholas Seibert	Georgia Juvelis
nicholas.seibert@amcnetworks.com	georgia.juvelis@amcnetworks.com

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